UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2018

AJIA INNOGROUP HOLDINGS, LTD.
(Exact name of Registrant as specified in its charter)

Nevada	000-1650739	82-1063313
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1980 Festival Plaza Drive Suite 530

Las Vegas, Nevada 89135

(Address of principal executive offices, including zip code)

(702) 360-0652

(Registrant’s telephone number, including area code)

_______________________________________________

(Former Name or former address if changed from last report.)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). ☐ Yes    ☒ No

Item 8.01 Voluntary Disclosure of Other events

The Board of Directors is pleased to announce that the name of Wigi4You, Inc. has been changed to Ajia Innogroup Holdings, Limited, its trading symbol has been changed to “AJIA” and it is traded on the OTC Market – Pink Current Information.

Reasons for the Name Change

The Company’s business plan has changed. Under the new business plan this Company will become a technology company in the business of developing, manufacturing and operating kiosks that will allow customers to perform various financial and licensing functions, and the Board of Directors believe that the name of the Company should be changed in order to reflect the nature of the Company’s new business model.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Ajia Innogroup Holdings, Ltd.

Date: April 9, 2018	By:	/s/ Elaine Wan
Elaine Wan, Secretary, Treasurer and Director

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